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                                                                   Exhibit P(15)

ACTION BY WRITTEN CONSENT OF THE PRESIIDENT OF
MANULIFE FINANCIAL SECURITIES LLC

The undersigned, by virtue of the authority granted to him by the Managers of Manulife Financial Securities LLC, a Delaware limited liability company (the "Company") in a resolution dated July 24, 2002, does hereby consent in writing as follows:

WHEREAS, the Company is an investment adviser registered with the United States Securities and Exchange Commission and is therefore required to adopt a code of ethics and an insider trading policy statement and procedures; and I

WHEREAS, the Company adopted a code of effective October 1, 2002; and

WHEREAS, the Company has entered into a Distribution Agreement effective May 1, 2004 (the "Agreement"), with John Hancock Variable Series Trust ~ to distribute shares of the one or more portfolios of the Trust as listed in Appendix A pf the Agreement as may be amended from time to time; it is hereby

RESOLVED, that the Code of Ethics adopted by the Company on October 1, 2002 applies to the portfolios of the Trust listed in Appendix A of the Agreement, as may be amended from time to time.

Dated this 22nd day of April 2004


By:  /s/ James D. Gallagher
     ---------------------------------

James D. Gallagher

President


                        Manulife Financial Securities LLC
                        ---------------------------------

                                 CODE OF ETHICS
                                 --------------

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1.   Definitions
     -----------

     1.1 Program. As used in this Code, "Program" shall mean, an investment advisory program or product sponsored by Manulife Financial Securities LLC ("MFSLLC"), including Manulife Private Account.

     1.2 Trust. As used in this Code, "Trust" shall mean Manufacturers Investment Trust, a Massachusetts business Trust registered as an open-end diversified investment company under the Investment Company Act of 1940 (the "1940 Act").

     1.3 Access Person. As used in this Code, the term "access person" shall mean any director, officer, general partner or advisory person of MFSLLC.

     1.4 Advisory Person. As used in this Code, the term "advisory person" shall mean:

(i) any employee of MFSLLC or any company in a control relationship to MFSLLC who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a covered security by or for the Trust or for the Program, or whose functions relate to the making of any recommendations with respect to such purchases or sales including any "Investment Person" as defined below; and

(ii) any natural person in a control relationship to MFSLLC who obtains information concerning recommendations made to the Trust or for the Program with regard to the purchase or sale of a covered security; and (iii) any employee of MFSLLC or a company in a control relationship to MFSLLC who may, from time to time, be designated an advisory person by the Executive Vice President for the Program.

     1.5 Active Consideration. A covered security will be deemed under "active consideration" when a recommendation to purchase or sell a covered security has been made and communicated to the person or persons ultimately making the decision to buy or sell the covered security. A covered security will also be deemed under "active consideration" whenever an Advisory

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Person focuses on a specific covered security and seriously considers the recommendation to buy or sell the covered security to the Trust or the Program.

     A covered security will be deemed under "active consideration" until the Trust or the Program implements or rejects the recommendation.

     A covered security will not be deemed under "active consideration" if the covered security is being reviewed only as part of a general industrial survey or other broad monitoring of the securities market.

     1.6 Beneficial Ownership. "Beneficial ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 ("1934 Act") in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an access person has or acquires.

     1.7  Control. "Control" shall have the same meaning as that set forth in
Section 2(a)(9) of the Investment Company Act.

     1.8 Covered Security. "Covered Security" shall mean a security as defined in Section 2(a)(36) of the Investment Company Act, except that it shall not include securities issued by the Government of the United States, high quality, short term debt securities/1/, including repurchase agreements, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies (i.e., mutual funds).

     1.9 Covered Security Held or to be Acquired by the Trust or the Program. "Covered security held or to be acquired by the Trust or the Program" shall mean
(i) any covered security which, within the most recent 15 days is or has been held by the Trust or the Program or is being or has been considered by any of the Trust's or the Program's sub-advisers for recommendation to the

----------
/1/ High quality, short term debt securities means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

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Trust or the Program and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, such a covered security.

     1.10 Initial Public Offering. Initial public offering means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the 1934 Act.

     1.11 Investment Person. As used in this Code, the term "Investment Person" shall mean (i) any employee of MFSLLC or of any company in a control relationship to MFSLLC, who in connection with his or her regular functions or duties, makes or participates in making recommendations or obtains information on recommendations, regarding the purchase or sale of securities for the Trust or the Program or (ii) any natural person who controls MFSLLC who obtains information concerning recommendations made to the Trust or the Program regarding the purchase or sale of securities by the series.

     1.12 Portfolio Manager. As used in this Code, the term "Portfolio Manager" shall mean the person or persons with the direct responsibility and authority to make investment decisions affecting any series of the Trust or the Program.

     1.13 Private Placement. A private placement means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505 or rule 506 under the Securities Act of 1933.

     1.14 Purchase or Sale of a Covered Security. "Purchase or sale of a covered security" includes, inter alia, the writing of an option to purchase or sell a covered security.

     1.15 Supervisory Person. The General Counsel of MFSLLC or his or her designee.

     1.16 Additional Definitions. All other terms used in this Code shall be defined by reference to the 1940 Act or the 1934 Act.

2.   Purpose of the Code.
     -------------------

     2.1 This Code establishes rules of conduct for access persons of MFSLLC and is designed to govern the personal securities activities of access persons. In general, in connection with

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personal securities transactions, access persons should (1) always place the interests of the Trust's or the Program's client's first; (2) ensure that all personal securities transactions are conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an access person's position of trust and responsibility; and (3) not take inappropriate advantage of their positions.

     2.2 The Code is designed to prevent certain practices by access persons in connection with the purchase or sale, directly or indirectly, by such access persons of securities held or to be acquired by the Trust or the Program. These include:

     (a) employing any device, scheme or artifice to defraud the Trust or the Program;

     (b) making any untrue statement of a material fact to the Trust or the Program or omitting to state a material fact necessary in order to make the statements made to the Trust or the Program, in light of the circumstances under which they are made, not misleading;

     (c) engaging in any act, practice, or course of business that operates or would operate as a fraud or deceit upon the Trust or the Program;

     (d) engaging in any manipulative practice with respect to the Trust or the Program; or

     (e) misusing material, non-public information obtained by such access person in his or her capacity as an access person of MFSLLC.

3.   Pre-Clearance.
     -------------

     3.1 All Investment Persons must pre-clear all personal securities transactions involving Covered Securities. A transaction must not be executed until the Investment Person has received the necessary approval. Pre-clearance is valid only on the day it is given. If a transaction is not executed on the day pre-clearance is granted, it is required that pre-clearance be sought again on a subsequent day (i.e., open orders, such as limit orders, good until cancelled orders and stop-loss orders, must be pre-cleared each day until the transaction is effected). In connection with obtaining approval for any personal securities transaction, Investment Persons must describe in detail any factors which might

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be relevant to an analysis of the possibility of a conflict of interest. Any trade that violates the pre-clearance process may be unwound at the Investment Person's expense, and the employee will be required to absorb any resulting loss and to disgorge any resulting profit.

     3.2  These requirements shall not apply to purchases and sales specified in
Section 5 of this Code.

4.   Prohibited Purchase and Sales.
     -----------------------------

     4.1 No access person shall purchase or sell, directly or indirectly, any covered security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale is currently under active consideration for purchase or sale by the Trust or the Program; provided that for purposes of this section a covered security shall be deemed to be under active consideration until five business days shall have elapsed from the date the Trust or the Program ceased activity in the purchase or sale of such covered security.

     4.2 No Portfolio Manager shall purchase or sell, directly or indirectly, any covered security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within seven calendar days before and after the particular series of the Trust that he or she manages, or the Program, trades in that covered security.

     4.2 No Investment Person shall purchase or sell, directly or indirectly, any covered security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within seven calendar days before and after the particular series of the Trust or the Program that he or she manages, trades in that covered security.

     4.3 No Investment Person shall acquire any securities in an initial public offering for his or her personal account.

     4.4 No Investment Person shall acquire, directly or indirectly, beneficial ownership of any securities in a private placement without the prior approval of the Supervisory Person. This approval shall take into account whether the investment opportunity should be reserved for the Trust

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or the Program, whether the opportunity is being offered to an individual by virtue of his or her position with the Trust or the Program and any other relevant factors. If an Investment Person has purchased a covered security in a private placement, then (a) such Investment Person must disclose his or her ownership of the covered security if he or she has a material role in a Trust's or Program's subsequent consideration to purchase the covered security and (b) a Trust's or a Program's decision to purchase the covered security will be reviewed by at least two other Investment Persons with no personal interest in the issuer.

     4.5 No Investment Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) covered securities of which such Investment Person has beneficial ownership within 60 calendar days.

     4.6 These prohibitions shall apply to the purchase or sale by any access person of any convertible covered security, option or warrant of any issuer whose underlying securities are under active consideration by the Trust or the Program.

     4.7 Any profits realized on transactions prohibited by this Section 3 shall be paid, as applicable, to the affected series of the Trust or to the Program or to a charitable organization designated by the Board of Managers of MFSLLC.

     4.8  These prohibitions shall not apply to purchases and sales specified in
Section 5 of this Code.

5.   Exempt Transactions.
     -------------------

     The prohibitions in Section 3 of this Code shall not apply to the following transactions by access persons;

     (a) purchases or sales effected in any account over which an access person has no direct or indirect influence or control;

     (b) purchases or sales of securities which are not eligible for purchase or sale by the Trust or the Program;

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     (c)  purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

     (d) purchases or sales which are non-volitional on the part of either the access person or the Trust or the Program;

     (e)  purchases which are part of an automatic dividend reinvestment plan;

     (f) purchases or sales approved by a majority vote of those directors of MFSLLC having no interest in the transaction (or by another designated person or body not involved in the transaction) upon a showing of good cause. Good cause will be deemed to exist where unexpected hardship occasions the need for additional funds. A change in investment objectives will not be deemed "good cause" and

     (g) purchases or sales approved by a majority vote of those directors of MFSLLC having no interest in the transactions (or by another designated person or body not involved in the transaction) where the purchases and sales have only a remote potential of harming the Trust or the Program because (1) such transactions are in a highly institutionalized market and would have little effect on such market; or (2) such transactions clearly are not related economically to the securities to be purchased, sold or held by the Trust or the Program.

6.   Prohibited Business Conduct.
     ---------------------------

     6.1  No access person shall, either directly or indirectly;

     (a) engage in any business transaction or arrangement for personal profit based on confidential information gained by way of employment with MFSLLC or any company in a control relationship to MFSLLC;

     (b) communicate non-public information about security transactions of the Trust or Program whether current or prospective, to anyone unless necessary as part of the regular course of the Trust's or the Program's business. Non-public information regarding particular securities, including reports and recommendations of MFSLLC or any sub-adviser to the Trust or the Program, must not be given to anyone who is not an officer, director or Investment Person of MFSLLC without prior approval of the Supervisory Person.

     (c) accept a gift, favor, or service of more than de minimis value from any person or company which, to the actual knowledge of such access person, does business or might do business with the Trust or the Program, MFSLLC, any sub-adviser to the Trust or the Program, or The Manufacturers Life Insurance Company (U.S.A.) or its affiliates;

     (d) buy or sell any security or any other property from or to the Trust or the Program, provided that this item shall not be construed to prohibit a person from being a policy owner of a variable annuity or life insurance policy which is issued or funded by a company affiliated with MFSLLC.

     6.2 No Investment Person shall serve on the board of directors of any publicly traded company without prior authorization from the Supervisory Person based upon a determination that such board service would be consistent with the interests of the Trust or the Program and its clients. Any Investment Person so authorized to serve as a director will be isolated from other persons making investment decisions for the Trust or the Program through a "Chinese Wall" or other procedures.

7.   Reporting.
     ---------

     Initial and Annual Reporting
     ----------------------------

     7.1 Every access person shall provide to the board of directors of MFSLLC within 10 days after becoming an access person and annually thereafter a report listing all covered securities in which he or she has any direct or indirect beneficial ownership in the covered security; provided, however, that an access person shall not be required to make a report with respect to securities held in an account over which he or she has no direct or indirect influence or control. The information in the annual report must be current as of a date no more than 30 days before the report is filed.

     7.2 The report required by Section 6.1 shall include the title, number of shares and principal amount of each covered security in which the access person had any direct or indirect beneficial ownership when the person became an access person; the name of any broker, dealer or bank with whom the access person maintained an account in which any securities were held for the direct or indirect benefit of the access person as of the date the person became an access person; and the date that the report is submitted by the access person.

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                               QUARTERLY REPORTING

     7.3 Within 10 days after the end of a calendar quarter, an access person shall report to the board of managers of MFSLLC any transaction during the quarter in a covered security in which he or she had, or by reason of such transaction acquired, any direct or indirect beneficial ownership; provided, however, that an access person shall not be required to make a report with respect to transactions effected for any account over which he or she has no direct or indirect influence or control.

     7.4  Any quarterly transaction reports required by section 6.3 shall state:

     (a) the title and number of shares, the interest rate and maturity date (if applicable) and the principal amount of the covered security involved;

     (b) (if applicable) the date and nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition) or the date the account was established;

     (c)  the price at which the transaction was effected;

     (d) the name of the broker, dealer or bank with or through whom the transaction was effected or with whom the access person established or maintained the account.

     (e)  The date that the report is submitted by the access person.

     7.5 Within 10 days after the end of a calendar quarter, an access person shall report to the board of managers of MFSLLC with respect to any account established by the access person in which securities were held during the quarter for the direct or indirect benefit of the access person; provided, however, that an access person shall not be required to make a report with respect to any securities held in any account over which he or she has no direct or indirect influence or control. Any such quarterly account report shall include the name of the broker, dealer or bank with whom the access person established the account; the date the account was established; and the date that the report is submitted by the access person.

     7.6 An access person need not make a quarterly transaction report or the quarterly account report if the report would duplicate information contained in broker trade confirmations or

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account statements received by MFSLLC with respect to the access person in the time required, if all of the required information is contained in the broker trade confirmations or account statements or in the records of MFSLLC.

                       DISCLAIMER OF BENEFICIAL OWNERSHIP

     7.7 Any report required by this Section 6 may also contain a statement declaring that the reporting or recording of any transaction shall not be construed as an admission by the access person making the report that he or she has any direct or indirect beneficial ownership in the covered security to which the report relates.

     Annual Access Person Certification
     ----------------------------------

     7.8 Each access person shall certify annually that he or she has read and understood the Code and recognizes that he or she is subject to the Code. Further, each access person is required to certify annually that he or she has complied with all the requirements of the Code and that he or she disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

Annual Reports to the Board of Managers of MFSLLC
-------------------------------------------------

     7.9 At least annually, MFSLLC shall report to the Board of Managers regarding:

          (a) All existing procedures concerning personal trading activities and any procedural changes made during the past year;

          (b)  any recommended changes to the Code or procedures; and

          (c) any issues arising under the Code since the last report to the Board of Managers, including, but not limited to, information about any material violations of the Code and any sanctions imposed in response to the material violations.

Annual Certification to the Board of Trustees of the Trust
----------------------------------------------------------

     7.10 At least annually, MFSLLC shall certify to the Board of Trustees of the Trust that it has adopted procedures reasonably necessary to prevent access persons from violating the Code.

8.   Reports of Violations and Sanctions
     -----------------------------------

     8.1 Every access person aware of any violation of this Code shall report the violation to the Supervisory Person in an expedient fashion.

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     8.2  Upon learning of a violation of this Code, MFSLLC may impose any sanctions as it deems appropriate under the circumstance, including, but not limited to, letters of reprimand, suspension or termination of employment, disgorgement of profits and notification to regulatory authorities in the case of Code violations which also constitute fraudulent conduct. All material violations of this Code and any sanctions imposed with respect thereto shall be reported periodically to the Board of Managers of MFSLLC with respect to whose securities the violation occurred.